Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Multistate Trust IV
333-16615
811-07751

A special meeting of the shareholders
of each of the funds in Nuveen
Multistate Trust IV (the Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 129,980,994
Withhold 1,864,553

Lawrence H. Brown
For   129,952,715
Withhold 1,892,832

Jack B. Evans
For  130,060,422
Withhold  1,785,125

William C. Hunter
For 130,061,582
Withhold  1,783,965

David J. Kundert
For 130,019,129
Withhold  1,826,418

William J. Schneider
For 130,044,277
Withhold  1,801,270

Timothy R. Schwertfeger
For 130,017,966
Withhold  1,827,581

Judith M. Stockdale
For 129,927,455
Withhold  1,918,092

Eugene S. Sunshine
For  130,034,207
Withhold  1,811,340

5. approve a new Investment
6. Management Agreement .

Nuveen Kansas Municipal Bond
Fund:
The number of shares voted in the
affirmative:  10,612,198
and
the number of negative votes:  59,083

Nuveen Kentucky Municipal Bond
Fund:
The number of shares voted in the
affirmative:  38,160,807
and
the number of negative votes:
233,716

Nuveen Michigan Municipal Bond
Fund:
The number of shares voted in the
affirmative:  18,091,029
and
the number of negative votes:
362,823


Nuveen Missouri Municipal Bond
Fund:

The number of shares voted in the
affirmative:
18,990,438 and
the number of negative votes:
266,663

Nuveen Ohio Municipal Bond Fund:
The number of shares voted in the
affirmative:
37,982,202
and
the number of negative votes:
789,920

Nuveen Wisconsin Municipal Bond
Fund:
The number of shares voted in the
affirmative:
3,781,876 and
the number of negative votes:  31,599

Proxy materials are herein
incorporated by reference
to the SEC filing on June 16, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007433.